SECURITIES ACT OF 1933 FILE NO:        (IF APPLICATION TO DETERMINE ELIGIBILITY
        OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2))

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________


                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_______

                              ____________________


                       THE FIRST NATIONAL BANK OF BOSTON
              (Exact name of Trustee as specified in its charter)

                                  04-2472499
                     (I.R.S. Employer Identification No.)

   100 Federal Street, Boston, Massachusetts                     02110
   (Address of principal executive offices)                    (Zip Code)

                  Gary A. Spiess, Cashier and General Counsel
      100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870

                              ____________________


                         PANHANDLE EASTERN CORPORATION
              (Exact name of obligor as specified in its charter)

                    DELAWARE                                 74-2150460
         (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                      Identification No.)

          5400 Westheimer Court
          P.O. Box 1642
          Houston, Texas                                      77251-1642
          (Address of principal executive offices)            (Zip Code)

                                DEBT SECURITIES
                        (Title of Indenture Securities)


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1.       GENERAL INFORMATION.

         Furnish the following information as to the trustee:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of the Currency of the United States, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

         (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

         IF THE OBLIGOR OR ANY UNDERWRITER FOR THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None with respect to the Trustee.
         (See Notes on page 2)
         None with respect to Bank of Boston Corporation.

16.      LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

         1.      A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW
IN EFFECT.

         A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification
No. 22-9514 and is incorporated herein by reference thereto.

         2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

         A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

         3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2) ABOVE.

         A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

         4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

         A certified copy of the existing By-Laws of the trustee dated December 23, 1993 is filed as Exhibit No. 4 to statement of eligibility and qualifications No. 22-25754 and is incorporated herein by reference thereto.

         5.      THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b) OF THE
ACT.

         The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

         6. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 6 and made a part hereof.

                                    NOTES

         In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE FIRST NATIONAL BANK OF BOSTON, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF BOSTON AND COMMONWEALTH OF MASSACHUSETTS, ON THE 1ST DAY OF NOVEMBER, 1994.

                               THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                               BY     /s/ HENRY W. SEEMORE
                                  HENRY W. SEEMORE
                                  SENIOR ACCOUNT ADMINISTRATOR

                                   EXHIBIT 5

                               CONSENT OF TRUSTEE

         PURSUANT TO THE REQUIREMENTS OF SECTION 321(b) OF THE TRUST INDENTURE ACT OF 1939, IN CONNECTION WITH THE PROPOSED ISSUE OF PANHANDLE EASTERN CORPORATION DEBT SECURITIES, WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL, OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.

                               THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                               BY     /s/ HENRY W. SEEMORE
                                  HENRY W. SEEMORE
                                  SENIOR ACCOUNT ADMINISTRATOR
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                                   EXHIBIT 6
             CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC
                         AND FOREIGN SUBSIDIARIES, OF

                       THE FIRST NATIONAL BANK OF BOSTON

         In the Commonwealth of Massachusetts, at the close of business on June 30, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                     ASSETS


                                                                                                                  DOLLAR
                                                                                                                AMOUNTS IN
                                                                                                                 THOUSANDS
                                                                                                                 ---------
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . .    $       2,597,212
        Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,006,033
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2,805,830
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
    Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               51,077
    Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . . . .               24,125
Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . . . . . . . . . . . . . .     $       25,226,498
    LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . .                510,109
    LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . .                      0
    Loans and leases, net of unearned income, allowance and reserve . . . . . . . . . . . . . . . . . . .           25,226,498
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,055,276
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . . . . . .              358,768
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               43,942
Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . . . . . .              121,355
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . . . . .              377,660
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              494,273
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              893,037
                                                                                                             -----------------
      TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      35,055,086
                                                                                                             =================

                                   LIABILITIES

Deposits:
    In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      14,858,614
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,939,164
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             10,919,450
In foreign offices, Edge and Agreement subsidiaries, and IBF's  . . . . . . . . . . . . . . . . . . . . .            8,075,335
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . .                471,458
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7,603,877
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
    Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,202,229
    Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . .              106,173
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               49,384
Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5,856,596
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . . . . . .               14,096
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . . . . .              377,824
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              780,900
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              913,130
                                                                                                             -----------------
      TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      32,720,661
                                                                                                             =================

Limited-life preferred stock and equity capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0

                                                            EQUITY CAPITAL

Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $               0
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               82,264
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              987,398
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,285,223
LESS: Net unrealized loss on marketable equity securities . . . . . . . . . . . . . . . . . . . . . . . .              (13,374)
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . .               (7,086)
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2,334,425
                                                                                                             -----------------
      TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY . . . . . . . . . . . . . . . . . . . .    $      35,055,086
                                                                                                             =================

         I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                         ROBERT T. JEFFERSON

                                                                 AUGUST 10, 1994

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                         CHARLES G. GIFFORD
                                         IRA STEPANIAN
                                         WAYNE A. BUDD
                                                  DIRECTORS

                                                                 AUGUST 10, 1994